Press Release
For More Information, Call:

ELLEN M. DYLLA
INVESTOR RELATIONS	October 27, 2009
(979) 849-6550

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS RESULTS FOR THE
QUARTER ENDED SEPTEMBER 30, 2009

ANGLETON, TX, OCTOBER 27, 2009 – Benchmark Electronics, Inc. (NYSE: BHE), a leading contract manufacturing provider, announced sales of $510 million for the quarter ended September 30, 2009, compared to $642 million for the same quarter in the prior year. The Company reported third quarter net income of $16 million, or $0.25 per diluted share. In the comparable period of 2008, net income was $24 million, or $0.35 per diluted share. Excluding restructuring charges and a discrete tax benefit related to a previously closed facility, the Company would have reported net income of $17 million, or $0.27 per diluted share, in the third quarter of 2009 and $20 million, or $0.31 per diluted share, in the third quarter of 2008.

“We are seeing positive signs that the economy is beginning to slowly recover as our customers are more confident,” said Cary T. Fu, the Company’s Chief Executive Officer. “Our team has done a great job during this downturn.  We’ve expanded our customer base and service capabilities, aggressively reduced our costs, realigned our capacity and improved our efficiencies. These actions have put us in a great position to benefit from the economic recovery.”

Third Quarter 2009 Financial Highlights

•	Operating margin for the third quarter was 2.3% on a GAAP basis and 3.0%, excluding restructuring charges.
•	Cash flows provided by operating activities for the third quarter and the first nine months of 2009 were approximately $41 million and $117 million, respectively.
•	Cash and long-term investments balance was $484 million at September 30, 2009. Long-term investments consist of $46 million of auction rate securities.
•	Accounts receivable was $378 million at September 30, 2009; calculated days sales outstanding were 67 days.
•	Inventory was $294 million at September 30, 2009; inventory turns were 6.5 times.
•	Repurchases of common shares for the third quarter totaled $6 million or 0.4 million shares.
•	Restructuring charges for the third quarter of 2009 were approximately $3.8 million primarily related to capacity reduction and severance related costs in Europe.
•	Income tax benefit includes a $2.4 million ($0.04 per diluted share) discrete tax benefit related to a revaluation loss in Mexico.

Fourth Quarter 2009 Outlook

Sales for the fourth quarter of 2009 are expected to range from $520 million to $560 million. Diluted earnings per share for the fourth quarter, excluding restructuring charges, are expected to be between $0.22 and $0.26.

Non-GAAP Financial Measures
This press release includes financial measures for earnings and earnings per share that exclude certain items and therefore are not in accordance with generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the company’s performance and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain items to better assess operating performance and to help investors compare our results with our previous guidance.

The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements
This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Our forward-looking statements may be deemed to include, among other things, our sales and diluted earnings per share (excluding restructuring charges) guidance for the fourth quarter of 2009, as well as other statements, express or implied, concerning: future operating results or the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies, including expected internal growth and performance goals. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions, and customer actions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of this release, and Benchmark assumes no obligation to update any such forward-looking statements. Persons are advised to consult further disclosures on related subjects in Benchmark’s Form 10-K for the year ended December 31, 2008, in its other filings with the Securities and Exchange Commission and in its press releases.

Additional Information
Benchmark Electronics, Inc. provides electronics manufacturing, design and engineering services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment, testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include 24 facilities in ten countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

A conference call hosted by Benchmark management will be held today at 10:00 am (Central time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
 (Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Income from operations (GAAP)	$11,674	$21,857	$34,199	$65,446
Restructuring charges	3,754	253	5,901	253
Non-GAAP income from operations	$15,428	$22,110	$40,100	$65,699

Net income (GAAP)	$16,416	$23,635	$37,209	$68,106
Restructuring charges, net of tax	3,647	228	5,343	228
Discrete US tax benefit	(2,668)	(3,440)	(2,668)	(3,440)
Non-GAAP net income	$17,395	$20,423	$39,884	$64,894

Earnings per share: (GAAP)
Basic	$0.25	$0.36	$0.57	$1.01
Diluted	$0.25	$0.35	$0.57	$1.00

Earnings per share: (Non-GAAP)
Basic	$0.27	$0.31	$0.61	$0.96
Diluted	$0.27	$0.31	$0.61	$0.95

Weighted average shares used in calculating
earnings per share:
Basic	64,754	66,268	64,955	67,693
Diluted	65,194	66,630	65,206	68,251

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net sales	$510,461	$641,672	$1,489,030	$2,008,397
Cost of sales	473,648	597,503	1,386,027	1,873,240

Gross profit	36,813	44,169	103,003	135,157

Selling, general and administrative expenses	21,385	22,059	62,903	69,458
Restructuring charges	3,754	253	5,901	253

Income from operations	11,674	21,857	34,199	65,446

Other income (expense):
Interest income	382	1,680	1,710	6,909
Interest expense	(350)	(378)	(1,051)	(1,102)
Other	(575)	(790)	(970)	1,547
Total other income (expense), net	(543)	512	(311)	7,354

Income before income taxes	11,131	22,369	33,888	72,800

Income tax benefit (expense)	5,285	1,266	3,321	(4,694)

Net income	$16,416	$23,635	$37,209	$68,106

Denominator for basic earnings per share - weighted average number of common shares outstanding during the period	64,754	66,268	64,955	67,693
Incremental common shares attributable to restricted shares and the assumed exercise of outstanding equity instruments	440	362	251	558
Denominator for diluted earnings per share	65,194	66,630	65,206	68,251
Earnings per share:
Basic	$0.25	$0.36	$0.57	$1.01
Diluted	$0.25	$0.35	$0.57	$1.00

The results for the three and nine months ended September 30, 2008 reflect an immaterial correction of the Company’s prior period financial statements related to stock-based compensation expense.

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet
September 30, 2009
(Amounts in Thousands)
(UNAUDITED)

Assets

Current assets:
Cash and cash-equivalents	$438,044
Accounts receivable, net	378,492
Inventories, net	293,550
Other current assets	47,499
Total current assets	1,157,585

Long-term investments	46,306
Property, plant and equipment, net	127,867
Other assets, net	61,398
Goodwill, net	37,912

Total assets	$1,431,068

Liabilities and Shareholders’ Equity

Current liabilities:
Current installments of capital lease obligations	$285
Accounts payable	239,697
Accrued liabilities	60,396
Total current liabilities	300,378

Capital lease obligations, less current installments	11,459

Other long-term liabilities	24,654

Shareholders’ equity	1,094,577

Total liabilities and shareholders’ equity	$1,431,068